NEWS RELEASE

POPE RESOURCES REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

POULSBO, WA, February 25, 2020 /PRNewswire/ - Pope Resources (NASDAQ:POPE) reported net loss attributable to unitholders of $2.5 million, or $0.59 per ownership unit, on consolidated revenue of $28.9 million for Q4 2019. This compares to net loss attributable to unitholders of $1.7 million, or $0.41 per ownership unit, on consolidated revenue of $22.6 million for Q4 2018. The Q4 2019 and Q4 2018 results include increases in the environmental remediation liability for Port Gamble, Washington of $1.6 million and $2.7 million, respectively. Excluding these charges, adjusted net loss attributable to unitholders1 for Q4 2019 was $926,000, or $0.17 per unit, and adjusted net income attributable to unitholders for Q4 2018 was $1.0 million or $0.21 per ownership unit.

Full-year 2019 net income attributable to unitholders totaled $2.4 million, or $0.52 per ownership unit, on consolidated revenue of $109.9 million. This compares to full-year 2018 net income attributable to unitholders of $6.8 million, or $1.54 per ownership unit, on consolidated revenue of $103.6 million. The 2019 and 2018 results include increases to the environmental remediation liability for Port Gamble of $1.6 million and $5.6 million, respectively. Excluding these charges, adjusted net income attributable to unitholders was $4.0 million and $12.4 million, or $0.93 and $2.84 per ownership unit, for 2019 and 2018, respectively.

Consolidated cash provided by operations during Q4 2019 was $7.1 million compared to $9.8 million during Q4 2018. Full-year 2019 consolidated cash provided by operations was $34.2 million compared to $39.8 million for full-year 2018.

Cash available for distribution (CAD)2 was $1.3 million during Q4 2019 compared to $4.9 million during Q4 2018. Full-year 2019 CAD was $19.8 million compared to $18.5 million for full-year 2018.

“With log supply bolstered by mild weather and log demand un-tensioned by lackluster export takeaway, it was a challenging quarter for a log-seller like us and we did well to tread water with average log price realizations,” said Tom Ringo, President and CEO. “In contrast, our Real Estate segment closed out 2019 with a flurry of three significant closings: a $3.3 million sale to the Port Gamble S’Klallam Tribe in conjunction with our recently announced mediation agreement; a $2.6 million conservation easement sale in our Hood Canal operating area; and the sale of an undeveloped parcel for $1.1 million. These Real Estate positives were partially offset by a $1.6 million addition to our environmental remediation accrual, as we learned more about our obligations related to millsite restoration and long-term monitoring. During the quarter, we also incurred $3.4 million of general and administrative expense leading up to our January announcement of entering into a definitive merger agreement with Rayonier. We are currently working through regulatory approvals and other customary closing conditions, with an eye toward a mid-year closing.”

The following table summarizes key metrics for the fourth quarters and full year results of 2019 and 2018. Metrics presented on a look-through basis represent the sum of the following two components: Partnership on a stand-alone basis plus the Partnership’s share of its three private equity timber funds, based on the Partnership’s percentage ownership interest in each fund, which ranges from 5% to 20%.

(in millions, except volume and price data)
	Q4 2019	Q4 2018	Full-year 2019	Full-year 2018
Volume (MMBF) - Partnership	7.7	18.6	62.5	59.7
Volume (MMBF) - Funds	30.0	16.6	81.1	77.0
Volume (MMBF) - Look-through [3]	12.0	20.2	73.1	68.7
Delivered log price ($/MBF) - Partnership	$543	$643	$604	$726
Delivered log price ($/MBF) - Funds	$585	$650	$589	$700
Delivered log price ($/MBF) - Look-through [3]	$556	$643	$602	$725
Revenue - consolidated	$28.9	$22.6	$109.9	$103.6
Net income (loss) - consolidated	($5.7)	($3.4)	($10.0)	$7.6
Net income (loss) attributable to unitholders	($2.5)	($1.7)	$2.4	$6.8
Adjusted net income (loss) attributable to unitholders	($0.9)	$1.0	$4.0	$12.4
Cash flow from operations - consolidated	$7.1	$9.8	$34.2	$39.8
Cash available for distribution (CAD) [2]	$1.3	$4.9	$19.8	$18.5
Debt, net of unamortized debt issuance costs - Partnership			$96.5	$94.0
Debt, net of unamortized debt issuance costs - Funds			$57.3	$57.3

Partnership Timber

Partnership Timber operating income during Q4 2019 was $1.0 million, compared to $5.0 million in Q4 2018. Adjusted EBITDDA4 for this segment during Q4 2019 was $1.5 million, versus $6.2 million in Q4 2018. The decline in both metrics is attributable primarily to a 59% decrease in harvest volume and a 16% decrease in average realized log prices.

For the full year 2019, operating income was $15.2 million, compared to $21.3 million in 2018. Adjusted EBITDDA for 2019 was $19.7 million, versus $25.3 million in 2018. The decline in both metrics was attributable to a 17% decrease in average realized log prices, offset partially by a 5% increase in harvest volume. In 2019, average realized log prices for the Partnership in 2019 declined from the all-time historical highs achieved in 2018 as the result of a well-supplied domestic log market due to limited supply disruptions in the Pacific Northwest and diminished export demand, particularly from China. The increase in harvest volume is attributable to raising the Partnership’s sustainable harvest volume to 57 million board feet (MMBF) during 2019, from 52 MMBF previously. The extra harvest volume above the sustainable level in 2018 and 2019 is attributable to harvesting timber on recent small tract acquisitions and from real estate tracts that are not part of the sustainable cut calculation.

Funds Timber

Funds Timber generated an operating loss of $1.3 million during Q4 2019, compared to operating loss of $152,000 in Q4 2018. Note that these operating income figures benefit from the elimination of $1.5 million and $1.2 million of management fees paid by the Funds to the Partnership in Q4 2019 and Q4 2018, respectively, resulting from the consolidation of the Funds into our financial statements. Adjusted EBITDDA for this segment during Q4 2019 was $7.0 million, versus $3.4 million in Q4 2018. Delivered log volume more than doubled in Q4 2019 versus Q4 2018, and average realized log prices declined 10%. During Q4 2019, the Funds sold timber deeds on 5.2 million MMBF of volume compared to 4.3 MMBF during Q4 2018. The Partnership’s share of Adjusted EBITDDA from this segment for Q4 2019 was $1.1 million, versus $203,000 during Q4 2018.

For the full year 2019, Funds Timber generated an operating loss of $5.3 million, versus operating income of $8.4 million in 2018. Note that these operating income (loss) figures benefit from the elimination of $5.7 million and $4.6 million of management fees paid by the Funds to the Partnership in 2019 and 2018, respectively, resulting from the consolidation of the Funds into our financial statements. Adjusted EBITDDA for this segment was $15.8 million in 2019, versus $26.8 million in 2018. Harvest volume, including timber deed sales, was 81.1 MMBF in 2019, a 5% increase over 2018, due to the added operations from the acquisition of a tree farm in Q4 2018 and another in Q1 2019. Average realized log prices during 2019 were $589/MBF, a decrease of 16% from 2018. The Partnership’s share of Adjusted EBITDDA from this segment for 2019 was $2.1 million, versus $3.2 million for 2018.

Timberland Investment Management (TIM)

Total revenue, on an internal reporting basis (substantially all of which is eliminated in consolidation) amounted to $1.5 million during Q4 2019 versus $1.2 million in Q4 2018. The increase in quarterly revenues is attributable to timberland acquisitions in Q4 2018 and Q1 2019 by Fund IV. After eliminations, TIM generated an operating loss of $1.3 million during Q4 2019, compared to an operating loss of $1.2 million in Q4 2018. The larger operating loss in 2019 is due primarily to increased costs associated with managing our expanding timber fund portfolios. Adjusted EBITDDA during Q4 2019 was $174,000 versus a loss of $5,000 in Q4 2018.

After the elimination of revenue of $5.7 million in 2019 and $4.6 million in 2018, TIM generated an operating loss of $4.9 million in 2019 and $4.5 million in 2018. The increase in eliminated revenue is due to the acquisition of three tree farms in 2018 and one tree farm in 2019 by Fund IV. The increase in operating expenses in 2019 compared to 2018 is attributable to additional costs associated with managing Fund IV’s expanding timberland portfolio. Adjusted EBITDDA for 2019 was $679,000 versus $82,000 for 2018.

Real Estate

Real Estate generated operating income of $2.4 million during Q4 2019, compared to an operating loss of $3.6 million in Q4 2018. Adjusted EBITDDA for the Real Estate segment was $4.1 million during Q4 2019, versus a loss of $777,000 in Q4 2018. The increase in both metrics is due primarily to strong Q4 2019 results from the sale of a 921-acre parcel of timberland for $3.3 million, though we retained timber deeds for periods ranging from five to 15 years on 128 of those acres; a conservation easement sale on 1,937 acres of our Hood Canal tree farm for $2.6 million; and the sale of a 210-acre parcel of undeveloped land for $1.1 million. By contrast, Q4 2018 only included the sale of a commercial parcel in Bremerton, Washington, along with a parcel of undeveloped land for a combined $480,000.

With respect to operating income, Q4 2019 included environmental remediation expense of $1.6 million compared to $2.7 million in Q4 2018, in each case reflecting an increase to the liability as elements of the project became more clearly defined.

Full year 2019 operating income was $3.1 million, versus an operating loss of $5.4 million in 2018. Results for 2019 and 2018 include $1.6 million and $5.6 million of environmental remediation expenses, respectively, for our project at Port Gamble. Adjusted EBITDDA for 2019 was $5.3 million, versus $827,000 in 2018. In addition to the above mentioned Q4 transactions, 2019 also included the sale of the final 65 residential lots from our Harbor Hill project in Gig Harbor, Washington for $12.0 million and seven residential rural lots for a combined $770,000. Besides the Q4 2018 sales mentioned above, 2018 also included a $3.7 million conservation easement sale and the sale of four residential parcels in Kitsap County for $2.1 million.

General & Administrative (G&A)

G&A expenses were $5.4 million during Q4 2019 and $12.1 million for the full year 2019 compared to $2.3 million in Q4 2018 and $7.2 million for full year 2018. The increase in G&A expenses is due primarily to legal and professional fees of $3.4 million in Q4 2019 and $5.3 million for the full year of 2019 related to our strategic evaluation project, which ultimately led to the recently announced pending merger with Rayonier, Inc. and its subsidiaries.

Partnership Capital Allocation (excluding the Funds)

In Q4 2019, the Partnership paid a quarterly cash distribution to unitholders of $4.4 million, representing $1.00 per unit. Q4 2019 capital outflows were financed by net borrowings of $4.1 million and CAD of $1.3 million (that is net of capital expenditures of $397,000, environmental remediation payments of $167,000, and Real Estate development project expenditures of $150,000).

For full year 2019, the Partnership paid total distributions to unitholders of $17.4 million, representing $4.00 per unit. Other capital outlays consisted of $3.0 million of co-investment in Fund IV, $863,000 of unit repurchases at an average price of $68.63 per unit, and 322 acres of small tract timberland acquisitions totaling $781,000. These capital outlays were financed by $19.8 million of CAD (that is net of Real Estate capital expenditures of $2.8 million, maintenance capital expenditures of $1.7 million, and environmental remediation payments of $649,000), and net borrowings of $2.5 million.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 122,000 acres of timberland and 1,500 acres of development property in Washington. In addition, Pope Resources co-invests in and consolidates three private equity timber funds that own 141,000 acres of timberland in Washington, Oregon, and California. The Partnership and its predecessor companies have owned and managed timberlands and development properties for over 165 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives, and about management’s plans for future operations and strategies, as well as discussions about future plans and intentions for reinvestment and deployment of capital. These statements reflect management’s estimates and intentions based on current goals and expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Among those forward-looking statements contained in this report are statements about management’s expectations for future log prices, harvest volumes and markets, statements about our expectations for future sales in our Real Estate segment and our Fund operations, statements that reflect the timing or likelihood of completion of our previously announced merger with Rayonier, Inc., statements about the expected availability of and potential future uses of capital resources, and statements about management’s expectations for future remediation efforts at Port Gamble. Readers, however, should note that all statements other than expressions of historical fact are forward-looking in nature. Some of the factors that may cause actual operating results and financial condition to fall short of expectations, or that may cause us to deviate from our current plans, include our ability to accurately predict fluctuations in log markets domestically and internationally, and to adjust our harvest volumes in a timely and appropriate manner; political sensitivities and events, including the reactions of foreign governments and international treaty organizations and similar bodies, that may affect the cost of competing products and demand for our products; the activities of activist investors and management’s responses to those actions, including uncertainties that surround the expectations of these and other potential activists; our ability to anticipate and manage interest rate risk as it affects our borrowing costs; costs that arise in connection with the completion of our proposed merger with Rayonier, Inc., fluctuations in interest rates that affect the U.S. housing market and related demand for our products from that market; our ability to estimate the cost of ongoing and changing environmental remediation obligations, including our ability to anticipate and address the political and regulatory climate that impacts these obligations; increasing reliance on engineered, recycled, and other alternative products as a competitive factor for our products; our ability to consummate various pending and anticipated real estate transactions on the terms management expects; housing market conditions that affect demand for both our forest products and our real estate offerings; our ability to manage our timber funds and their assets in a manner that our investors consider acceptable, and to raise additional capital or establish new funds on terms that are advantageous to the Partnership; conditions in the housing construction and wood-products markets, both domestically and globally, that affect demand for our products; the effects of competition, particularly by larger and better-financed competitors; fluctuations in foreign currency exchange rates that affect both competition for sales of our products and our customers’ demand for them; conditions affecting credit markets as they affect the availability of capital and costs of borrowing for us, and the related impacts on purchasers of forest products and development properties; labor, equipment and transportation costs that affect our net income; our ability to anticipate and mitigate potential impacts of our operations on adjacent properties; the impacts of natural disasters on our timberlands and on surrounding areas; and our ability to discover and to accurately estimate other liabilities associated with our assets. Factors that may affect the timing and likelihood of our proposed merger with Rayonier, Inc., include the potential for unitholder litigation and the related costs and risks; the requirement to obtain the approval of our unitholders (including the potential that one or more unitholders may seek to influence the outcome of such approval); the potential for one or more competing transactions; and the satisfaction or waiver of other conditions precedent to the merger. Other risk factors are set forth in that part of our Annual Report on Form 10-K entitled “Risk Factors,” and in our other filings with the Securities and Exchange Commission from time to time.

Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

Contact

Daemon Repp
Vice President and CFO
(360) 697-6626

investors@orminc.com

___________________________________________________________________________________________

We utilize the following performance and liquidity measures to enhance the reader’s understanding of our operating performance and ability to generate cash. These measures are not defined by GAAP and they are not intended to conflict with or change any of the GAAP disclosures herein.

1 Adjusted net income attributable to unitholders excludes environmental remediation expense. As disclosed in our Form 10-K, our environmental remediation project at Port Gamble is the result of operations conducted by the former owner of the site. As such, it does not result from our continuing operations and will not impact our operating results once the project is completed. Moreover, this item represents our only non-core operating activity and is a matter over which management has limited control. We believe that eliminating this expense from our per unit metrics provides management (and thus investors) with insight into results from our core operating activities. Our definition of adjusted net income attributable to unitholders is limited in that it excludes an expense that has historically been material. We believe, therefore, it is important to view this measure as providing supplemental information to our net income attributable to unitholders.

2 Management uses cash available for distributions (CAD) as a meaningful indicator of liquidity and, as such, has provided this information in addition to the generally accepted accounting principles (GAAP)-based presentation of cash provided by operating activities. Management considers this metric in evaluating capital allocation alternatives. CAD is calculated for the Partnership only and is a measure of cash generated by the Partnership that starts with consolidated cash provided by operating activities and subtracts cash provided by operating activities for the Funds and capital expenditures of the Partnership only, and adds distributions received by the Partnership from the Funds. CAD represents cash generated that is available to the Partnership for capital allocation alternatives, such as distributions to unitholders, repurchasing units, paying down debt, co-investing in the Funds, acquisition of timberland and real estate, and other discretionary and nondiscretionary activities. Our definition of CAD is limited in that it does not solely represent residual cash flows available for discretionary expenditures since the measure does not deduct required principal payments on the Partnership’s debt and other contractual obligations. We believe, therefore, it is important to view CAD as a measure that provides supplemental information to our Consolidated Statements of Cash Flows. Our definition of CAD may be different from similarly titled measures reported by other companies, including those in our industry. CAD is not necessarily indicative of the CAD that may be generated in future periods. CAD is a non-GAAP liquidity measure which is reconciled to the GAAP measure of cash provided by operating activities in the tables below.

3“Look-through” results present the Partnership on a stand-alone basis plus the Partnership’s minority share of each fund: 20% for Fund II, 5% for Fund III, and 15% for Fund IV. These look-through financial measures are presented as supplemental information with which readers can obtain an additional perspective on certain aspects of our performance after giving effect to the Partnership’s controlling, but minority, interests in its private equity timber funds.

4We define Adjusted EBITDDA as earnings before interest, taxes, depletion, depreciation, amortization, gain or loss on timberland sold, and environmental remediation expense. In addition, we reflect Adjusted EBITDDA on an internal reporting basis without eliminating inter-segment activity, which has no net impact on total Adjusted EBITDDA. Accordingly, fees earned from managing the funds are reflected in the Timberland Investment Management segment and this same amount is reflected as expense in the Funds Timber segment. We believe Adjusted EBITDDA captures the ongoing operations of each of our segments and is a useful supplemental metric to assess the segments’ financial performance. Our definition of Adjusted EBITDDA may be different from similarly titled measures reported by other companies, including those in our industry. Adjusted EBITDDA is not necessarily indicative of the Adjusted EBITDDA that may be generated in future periods. Adjusted EBITDDA is a non-GAAP performance measure which is reconciled to the GAAP measure of operating income in the tables below.

CONDENSED CONSOLIDATING STATEMENTS OF INCOME (LOSS) (in millions, except per unit amounts - unaudited)

	Q4 2019				Q4 2018
	Partner-ship	ORM Timber Funds	Consol-idating Entries	Consol-idated	Partner-ship	ORM Timber Funds	Consol-idating Entries	Consol-idated
Revenue	$14.0	$16.8	($1.8)	$28.9	$15.0	$9.1	($1.5)	$22.6
Cost of sales	(4.1)	(16.4)	—	(20.5)	(6.5)	(8.0)	—	(14.4)
Operating expenses	(10.2)	(3.1)	1.8	(11.4)	(6.8)	(2.5)	1.5	(7.8)
Environmental remediation	(1.6)	—	—	(1.6)	(2.7)	—	—	(2.7)
Gain on sale of timberland	0.1	—	—	0.1	—	—	—	—
Operating loss	(1.8)	(2.7)	—	(4.5)	(1.0)	(1.3)	—	(2.3)
Net interest expense	(0.8)	(0.6)	—	(1.4)	(0.7)	(0.5)	—	(1.2)
Income tax benefit	—	0.2	—	0.3	0.1	—	—	0.1
Net loss	(2.6)	(3.1)	—	(5.7)	(1.6)	(1.8)	—	(3.4)
Net loss attributable to noncontrolling interests (NCI)	0.4	2.8	—	3.2	—	1.6	—	1.6
Net income (loss) attributable to unitholders	($2.2)	($0.3)	$—	($2.5)	($1.6)	($0.2)	$—	($1.7)

Basic and diluted weighted average units outstanding				4.317				4.313
Basic and diluted loss per unit				($0.59)				($0.41)

CONDENSED CONSOLIDATING STATEMENTS OF INCOME (LOSS) (in millions, except per unit amounts - unaudited)

	Full-year 2019				Full-year 2018
	Partner-ship	ORM Timber Funds	Consol-idating Entries	Consol-idated	Partner-ship	ORM Timber Funds	Consol-idating Entries	Consol-idated
Revenue	$68.3	$48.6	($7.0)	$109.9	$59.3	$49.8	($5.6)	$103.6
Cost of sales	(31.0)	(48.1)	—	(79.2)	(21.4)	(36.7)	—	(58.1)
Operating expenses	(28.9)	(11.3)	7.0	(33.2)	(23.6)	(9.2)	5.6	(27.2)
Environmental remediation	(1.6)	—	—	(1.6)	(5.6)	—	—	(5.6)
Gain on sale of timberland	0.1	—	—	0.1	—	—	—	—
Operating income (loss)	6.8	(10.8)	—	(4.0)	8.8	3.8	—	12.6
Net interest expense	(3.6)	(2.2)	—	(5.8)	(2.6)	(2.2)	—	(4.9)
Income tax benefit (expense)	(0.1)	(0.1)	—	(0.2)	0.1	(0.2)	—	(0.1)
Net income (loss)	3.2	(13.2)	—	(10.0)	6.2	1.4	—	7.6
Net (income) loss attributable to noncontrolling interests (NCI)	0.6	11.8	—	12.4	0.1	(0.9)	—	(0.8)
Net income (loss) attributable to unitholders	$3.8	($1.3)	$—	$2.4	$6.3	$0.5	$—	$6.8

Basic and diluted weighted average units outstanding				4.321				4.317
Basic and diluted earnings per unit				$0.52				$1.54

CONDENSED CONSOLIDATING BALANCE SHEETS
(in millions - unaudited)

	December 31, 2019				December 31, 2018
Assets:	Partner-ship	ORM Timber Funds	Consol-idating Entries	Consol-idated	Partner-ship	ORM Timber Funds	Consol-idating Entries	Consol-idated
Cash	$2.0	$6.2	$—	$8.2	$1.8	$3.3	$—	$5.1
Restricted cash	0.8	—	—	0.8	0.9	—	—	0.9
Land and timber held for sale	—	—	—	—	5.7	—	—	5.7
Other current assets	3.8	4.9	(1.1)	7.7	4.6	4.9	(1.0)	8.6
Total current assets	6.7	11.1	(1.1)	16.8	13.1	8.3	(1.0)	20.4
Timber and roads	69.6	297.7	—	367.3	72.4	305.6	—	378.0
Timberland	19.6	57.4	—	77.0	19.7	54.5	—	74.3
Land held for development	20.2	—	—	20.2	20.9	—	—	20.9
Buildings and equipment, net	5.3	—	—	5.3	5.5	—	—	5.5
Investment in ORM Timber Funds & Real Estate joint venture	36.0	—	(36.0)	—	36.0	—	(36.0)	—
Other assets	6.6	—	—	6.6	7.3	2.0	—	9.3
Total assets	$164.1	$366.3	($37.1)	$493.3	$174.9	$370.4	($37.0)	$508.2

Liabilities and equity:
Current liabilities	$7.8	$3.5	($1.1)	$10.2	$6.5	$3.2	($1.0)	$8.8
Current portion of long-term debt	0.1	25.0	—	25.1	0.1	—	—	0.1
Current portion of environmental remediation	1.1	—	—	1.1	1.1	—	—	1.1
Total current liabilities	9.0	28.5	(1.1)	36.5	7.7	3.2	(1.0)	10.0
Long-term debt, net of current portion and unamortized debt issuance costs	96.4	32.3	—	128.8	93.9	57.3	—	151.2
Environmental remediation and other long-term liabilities	9.1	—	—	9.1	8.1	0.3	—	8.4
Total liabilities	114.5	60.8	(1.1)	174.3	109.8	60.9	(1.0)	169.6
Partners' capital	45.0	305.5	(307.7)	42.8	59.2	309.5	(311.3)	57.5
Noncontrolling interests	4.5	—	271.7	276.2	5.9	—	275.2	281.1
Total liabilities and equity	$164.1	$366.3	($37.1)	$493.3	$174.9	$370.4	($37.0)	$508.2

RECONCILIATION BETWEEN NET INCOME AND CASH FLOWS FROM OPERATIONS
(in millions - unaudited)

	Quarter ended December 31,		Year ended December 31,
	2019	2018	2019	2018

Net income (loss)	($5.7)	($3.4)	($10.0)	$7.6
Add back (deduct):
Depletion	10.3	6.0	31.2	27.1
Equity-based compensation	0.2	0.2	1.2	1.1
Real estate project expenditures	(0.2)	(1.0)	(2.8)	(3.2)
Depreciation and amortization	0.2	0.2	0.8	0.6
Deferred taxes	—	(0.1)	0.1	(0.1)
Cost of land sold	0.7	0.3	9.3	1.7
Gain on sale of timberland	(0.1)	—	(0.1)	—
Gain on disposal of property and equipment	—	—	(0.1)	—
Environmental remediation accruals	1.6	2.7	1.6	5.6
Environmental remediation payments	(0.2)	(0.4)	(0.6)	(1.5)
Change in other operating accounts	0.3	5.2	3.7	0.8
Cash provided by operations	$7.1	$9.8	$34.2	$39.8

RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO UNITHOLDERS AND ADJUSTED NET INCOME ATTRIBUTABLE TO UNITHOLDERS, INCLUDING PER UNIT AMOUNTS (in millions, except per unit amounts - unaudited)

	Quarter ended December 31,		Year ended December 31,
	2019	2018	2019	2018

GAAP net income (loss) attributable to unitholders	($2.5)	($1.7)	$2.4	$6.8
Added back:
Environmental remediation	1.6	2.7	1.6	5.6
Adjusted net income (loss) attributable to unitholders[1]	$(0.9)	$1.0	$4.0	$12.4

Per unit amounts:
GAAP basic and diluted net income (loss) per unit	($0.59)	($0.41)	$0.52	$1.54
Added back:
Environmental remediation	0.42	0.62	0.41	1.30
Adjusted basic and diluted net income (loss) per unit[1]	($0.17)	$0.21	$0.93	$2.84

SEGMENT ADJUSTED EBITDDA (in millions - unaudited)

	Partnership Timber	Funds Timber	TIM	Real Estate	G&A and Other	Consolidated
Q4 2019
Operating income (loss) - external	$1.0	($1.3)	($1.3)	$2.4	($5.4)	($4.5)
Intersegment activity	—	(1.5)	1.4	0.1	—	—
Operating income (loss) - internal	1.0	(2.7)	0.2	2.4	(5.4)	(4.5)
Depletion, depreciation, and amortization	0.6	9.7	—	0.1	—	10.4
Environmental remediation expense	—	—	—	1.6	—	1.6
Gain on sale of timberland	(0.1)	—	—	—	—	(0.1)
Adjusted EBITDDA	1.5	7.0	0.2	4.1	(5.4)	7.3
Less Adjusted EBITDDA attributable to NCI	—	(5.9)	—	0.4	—	(5.5)
Look-through Adjusted EBITDDA	$1.5	$1.1	$0.2	$4.5	($5.4)	$1.9

Q4 2018
Operating income (loss) - external	$5.0	($0.2)	($1.2)	($3.6)	($2.3)	($2.3)
Intersegment activity	—	(1.2)	1.2	0.1	—	—
Operating income (loss) - internal	4.9	(1.3)	—	(3.5)	(2.3)	(2.3)
Depletion, depreciation, and amortization	1.3	4.7	—	0.1	—	6.2
Environmental remediation expense	—	—	—	2.7	—	2.7
Adjusted EBITDDA	6.2	3.4	—	(0.8)	(2.3)	6.5
Less Adjusted EBITDDA attributable to NCI	—	(3.2)	—	—	—	(3.2)
Look-through Adjusted EBITDDA	$6.2	$0.2	$—	($0.8)	($2.3)	$3.4

	Partnership Timber	Funds Timber	TIM	Real Estate	G&A and Other	Consolidated
Full-year 2019
Operating income (loss) - external	$15.2	($5.3)	($4.9)	$3.1	($12.1)	($4.0)
Intersegment activity	(0.2)	(5.5)	5.5	0.4	(0.1)	—
Operating income (loss) - internal	15.0	(10.8)	0.6	3.5	(12.2)	(4.0)
Depletion, depreciation, and amortization	4.8	26.7	0.1	0.3	—	31.8
Environmental remediation expense	—	—	—	1.6	—	1.6
Gain on sale of timberland	(0.1)	—	—	—	—	(0.1)
Adjusted EBITDDA	19.7	15.8	0.7	5.3	(12.2)	29.3
Less Adjusted EBITDDA attributable to NCI	—	(13.7)	—	0.6	—	(13.1)
Look-through Adjusted EBITDDA	$19.7	$2.1	$0.7	$5.9	($12.2)	$16.2

Full-year 2018
Operating income (loss) - external	$21.3	$8.4	($4.5)	($5.4)	($7.2)	$12.6
Intersegment activity	(0.2)	(4.6)	4.5	0.4	(0.1)	—
Operating income (loss) - internal	21.1	3.8	—	(5.0)	(7.3)	12.6
Depletion, depreciation, and amortization	4.2	23.0	0.1	0.3	0.1	27.7
Environmental remediation expense	—	—	—	5.6	—	5.6
Adjusted EBITDDA	25.3	26.8	0.1	0.9	(7.2)	45.9
Less Adjusted EBITDDA attributable to NCI	—	(23.6)	—	—	—	(23.6)
Look-through Adjusted EBITDDA	$25.3	$3.2	$0.1	$0.9	($7.2)	$22.3

CASH AVAILABLE FOR DISTRIBUTION (CAD) (in millions - unaudited)

	Quarter ended December 31,		Year ended December 31,
	2019	2018	2019	2018

Cash provided by operations - consolidated	$7.1	$9.8	$34.2	$39.8
Less: Cash provided by operations - Funds & Real Estate joint venture	(5.7)	(4.8)	(14.2)	(20.8)
Less: Partnership capital expenditures (1)	(0.4)	(0.4)	(1.7)	(2.3)
Add: Partnership’s share of Fund distributions	0.3	0.2	1.4	1.9
Cash available for distribution (CAD)	$1.3	$4.9	$19.8	$18.5

(1)	Capital expenditures by the Partnership only and excluding timberland acquisitions.

The following two tables reflect the Partnership’s share of the Funds’ results based on its 20%, 5%, and 15% ownership interest in Fund II, Fund III, and Fund IV, respectively. We present this as additional information to help readers understand the financial benefit we receive from investing in these private equity vehicles and the resulting economics of owning Pope Resources units. These results will fluctuate between periods based on the relative activity in each fund and the Partnership’s different ownership interest in each fund:

PARTNERSHIP’S SHARE OF TIMBER FUNDS - ASSETS AND LIABILITIES (in millions - unaudited)

	December 31,
	2019	2018

Cash	$0.9	$0.4
Other current assets	0.7	0.6
Timber and roads	33.5	34.0
Timberland	6.9	6.4
Other assets	—	0.3

Current liabilities, excluding current portion of long-term debt	0.4	0.4
Total debt	1.6	7.1

PARTNERSHIP’S SHARE OF TIMBER FUNDS - REVENUES AND EXPENSES (in millions - unaudited)

	Quarter ended December 31,		Year ended December 31,
	2019	2018	2019	2018

Revenue	$2.4	$0.8	$6.4	$5.8
Cost of sales	(2.3)	(0.7)	(6.0)	(3.9)
Operating expenses	(0.4)	(0.3)	(1.4)	(1.1)
Interest expense, net	(0.1)	(0.1)	(0.3)	(0.3)

VOLUME DATA - LOOK-THROUGH (unaudited)

	Quarter ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Volumes by species (million board feet):
Douglas-fir domestic	5.5	10.1	38.5	36.9
Douglas-fir export	0.7	3.4	10.1	9.2
Whitewood domestic	2.3	1.0	5.6	3.4
Whitewood export	0.1	0.6	1.2	1.8
Pine	0.2	—	0.3	0.2
Cedar	0.1	0.2	1.5	1.3
Hardwood	0.2	1.2	3.3	2.7
Pulpwood - all species	1.9	2.7	11.5	9.5
Total log sale volume	11.0	19.2	72.0	65.0
Timber deed sale volume	1.0	1.0	1.1	3.7
Total volume	12.0	20.2	73.1	68.7

PRICE DATA - LOOK-THROUGH (unaudited)

	Quarter ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Average price realizations by species (per thousand board feet):
Douglas-fir domestic	$637	$660	$652	$778
Douglas-fir export	653	776	704	852
Whitewood domestic	522	604	524	627
Whitewood export	498	623	521	693
Pine	433	550	433	565
Cedar	986	1,001	980	1,268
Hardwood	521	740	597	731
Pulpwood - all species	306	370	348	368
Overall delivered log price	556	643	602	725
Timber deed sales	376	221	380	459